Exhibit 99.1

   Digirad Names Gary Burbach CEO and President, Reports on Internal
                            Investigation;
 Company Announces Preliminary Financial Results for the First Quarter of 2005, to Hold Conference Call May 2 at 1:45 p.m. Pacific Time

    POWAY, Calif.--(BUSINESS WIRE)--April 21, 2005--Digirad Corporation (Nasdaq:DRAD), a leader in providing solid-state imaging products and services to physician offices, hospitals and imaging centers, today announced that David M. Sheehan has resigned as its President and Chief Executive Officer and as a member of its Board of Directors, effective today. Gary F. Burbach (43), a member of the Company's Board of Directors, has been appointed as President and Chief Executive Officer, effective April 25, 2005.

    Appointment of President and CEO

    Mr. Burbach has served as a member of the Company's Board of Directors since October 2004. Currently, he serves as President and Chief Executive Officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices for the removal of blood clots. Mr. Burbach will assume his role as Digirad's President and Chief Executive Officer immediately, devoting the majority of his time to his new responsibilities with the Company while he transitions out of his current assignment with Bacchus Vascular. Previously, Mr. Burbach held the position of Chief Executive Officer of Phillips Nuclear Medicine, a division of Phillips Electronics, from January 2001 to July 2003. Prior to its acquisition by Phillips Electronics, Mr. Burbach worked for four years for ADAC Laboratories, most recently as President and General Manager of its nuclear medicine division. Mr. Burbach received a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School.
    "Our company is very fortunate to attract a senior executive with tremendous industry experience and success, as well as significant experience at larger companies," said Timothy Wollaeger, Chairman of the Digirad Corporation Board of Directors. "Gary's extensive nuclear imaging background and his knowledge of Digirad from his service on the Board will allow us to continue to successfully execute on our strategic opportunities."
    "Digirad's leading technology, unique dual distribution and other competitive advantages provide an excellent foundation to expand on the Company's success," said Mr. Burbach. "I am looking forward to working with the management team and employees to continue Digirad's commitment to providing superior products and services to our customers."

    Internal Investigation

    Digirad also announced that it has conducted an investigation, under the direction of the Audit Committee of the Company's Board of Directors, into whether the Company properly recognized revenue with respect to the sale and delivery of a single digital gamma camera in the first quarter of 2004 and related matters. The Company and its independent accountants have confirmed the propriety of the revenue recognition with respect to the camera sale transaction. As a result, the Company and its accounting firm have concluded that no adjustment to its recorded revenue was necessary and no restatement of its prior issued financial statements was required. However, our accounting firm notified the Company of and we have confirmed a material weakness in our internal controls relating to this camera sale transaction.
    Based upon the investigation, the Audit Committee and Board of Directors have concluded that certain employees had attempted to circumvent internal controls over the Company's financial reporting or failed to reveal facts related to the delivery of the camera. The Company has found no evidence of any other material departure from the Company's internal control policies.
    To address the results of the investigation and the determination of a material weakness in our internal controls, the Company has implemented a series of remedial actions, including requesting and receiving the resignation of David M. Sheehan as President and Chief Executive Officer and terminating the employment of Herb Bellucci as Senior Vice President of Operations. In addition, the Company has requested and received the resignation of one sales employee, terminated the employment of another sales employee, assigned more senior accounting personnel to oversee revenue recognition and adopted new and more stringent controls over delivery procedures and documentation. The Company believes that these remedial actions will fully address the material weakness in its internal controls. The Company also has notified the Staff of the Securities and Exchange Commission of the existence of the investigation. The Company anticipates incurring extraordinary legal, accounting and other expenses in connection with these matters which could have a material, adverse affect on its second quarter results of operations and previously issued financial guidance.

    First Quarter 2005 Financial Results and Conference Call on May 2,
2005

    Digirad Corporation also announced preliminary financial results for the first quarter of 2005. The Company expects that total revenues for the three months ended March 31, 2005 will be $17.7 million to $18.0 million. The Company expects to report a net loss for the quarter of $850,000 to $1.0 million, or $0.05 to $0.06 per share.
    Digirad will release first quarter 2005 financial results after market close on Monday, May 2, 2005. Gary Burbach, Chief Executive Officer and President, and Todd Clyde, Chief Financial Officer, will host an investment community conference call beginning at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time) to discuss those results and to answer questions.
    To participate in the live call by telephone, from the U.S., dial 877-815-7177, or from outside the U.S. dial 706-634-1178. A live web cast of the call can be accessed at www.digirad.com. The web site replay will be available for one year and the telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 for international callers, and entering reservation code 5586116.

    About Digirad

    Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce a high-quality image for use in the detection of many medical conditions including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces.
    Through its wholly owned subsidiaries, Digirad Imaging Solutions and Digirad Imaging Systems, Digirad also offers a comprehensive and mobile imaging leasing and services program for physicians who wish to perform nuclear cardiology procedures in their offices but do not have the patient volume, capital or resources to justify purchasing a gamma camera. Digirad Corporation and subsidiaries are headquartered in Poway, California. For more information, please visit www.digirad.com. Digirad(R) and Digirad Imaging Solutions(R) are registered trademarks of Digirad Corporation.

    Cautionary Language Regarding Forward-Looking Statements

    Digirad cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products, future performance or results of current and anticipated products, sales efforts, and financial results. The inclusion of forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Digirad's business, including, without limitation: whether the remedial actions described in this press release will fully address the material weakness in the Company's internal controls; whether there may have been other material departures from the Company's policies; whether the Company will be able to continue to execute on strategic opportunities; the degree to which Digirad's imaging systems and services will be accepted by physicians and hospitals; Digirad's ability to compete against large, well-established competitors with significantly greater resources; any unforeseen changes in legislation, regulation or coverage and reimbursement policies of third-party payors; Digirad's ability to timely develop new products and product enhancements that are accepted by the market; any technical problems that may develop with respect to Digirad's imaging systems or any supply problems or price fluctuations that may affect Digirad's third-party suppliers; Digirad's reliance upon its key technical, sales and managerial personnel, including its President and Chief Executive Officer; the ability of Digirad to effectively market, sell and distribute its imaging systems; Digirad's ability to manage risks relating to product liability, warranty claims, product recalls, property damage and personal injury with respects to its imaging systems; Digirad's reliance on a limited number of customers for its products and imaging services; Digirad's compliance with extensive product regulations, licensure and reporting requirements of the Food and Drug Administration and other state and federal agencies, including, with respect to the DIS business, those that are subject to variable interpretation; Digirad's ability to protect its intellectual property and proprietary technology through patents and other means; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.
    You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

    DRADG

    CONTACT: Digirad Corporation
             Todd Clyde, 858-726-1600
             ir@digirad.com
             or
             Lippert/Heilshorn & Associates
             Ina McGuinness or Bruce Voss, 310-691-7100 imcguinness@lhai.com